UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 25, 2017 (May 25, 2017)

CALERES, INC.

(Exact Name of Registrant as Specified in its Charter)

New York (State or other jurisdiction of incorporation)	1-2191 (Commission File Number)	43-0197190 (IRS Employer Identification Number)
8300 Maryland Avenue St. Louis, Missouri 63105 (Address of principal executive offices)
Registrant’s telephone number, including area code: (314) 854-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2017, the Company’s shareholders, upon recommendation of the Board, approved the Company’s Incentive and Stock Compensation Plan of 2017 (the “Plan”). The objectives of the Plan are to: (i) attract, retain and motivate participants through annual and long-term incentives which are consistent with the Company’s goals; (ii) align the personal interests of participants to those of the Company’s shareholders; (iii) provide participants with an incentive for excellence in individual performance; and (iv) increase Company shareholder value, long term. The Company has the ability to grant awards for up to 2,945,000 shares under the Plan. In addition, any shares related to an award granted under the Company’s Incentive and Stock Compensation Plan of 2011 that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of the shares, are settled in cash in lieu of shares, or are exchanged with the Compensation Committee’s permission, prior to the issuance of shares, for awards not involving shares shall be available for grant under the Plan.

The Plan, which was filed as Exhibit A to the Company’s definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on Schedule 14A on April 14, 2017 (and which is included as Exhibit 10.1 to this Current Report on Form 8-K), and the description of the Plan included therein under the caption “Proposal 3: Approval of the Company’s Incentive and Stock Compensation Plan of 2017” are incorporated by reference herein. The descriptions of the Plan set forth herein and in the Proxy Statement are qualified by the full text of the Plan.

Item 5.07   Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders held on May 25, 2017, five proposals described in the Notice of Annual Meeting of Shareholders dated April 14, 2017, were voted upon:

1.
The shareholders elected 5 directors, W. Lee Capps III, Carla Hendra, Patricia G. McGinnis and Wenda Harris Millard, each for a term of three years and Brenda C. Freeman for a term of one year. The voting for each director was as follows:

Directors	For	Withheld	Broker Non-Votes
W. Lee Capps III	36,657,478	209,680	2,195,214
Brenda C. Freeman	36,682,540	184,618	2,195,214
Carla Hendra	36,239,696	627,462	2,195,214
Patricia G. McGinnis	36,225,270	641,888	2,195,214
Wenda Harris Millard	36,678,236	188,922	2,195,214

The following directors have terms of office that continue after the meeting: Lori H. Greeley, Mahendra R. Gupta, Ward M. Klein, Steven W. Korn, W. Patrick McGinnis and Diane M. Sullivan.

2.	The shareholders ratified the appointment of our independent registered public accountants, Ernst & Young LLP. The voting was as follows:

For	Against	Abstaining
38,685,709	334,547	42,116

3.	The shareholders approved the Company’s Incentive and Stock Compensation Plan of 2017. The voting was as follows:

For	Against	Abstaining	Broker Non-Votes
35,217,022	1,548,174	101,962	2,195,214

4.	The shareholders approved the advisory resolution regarding executive compensation (“say on pay”). The voting was as follows:

For	Against	Abstaining	Broker Non-Votes
35,305,253	1,369,096	192,809	2,195,214

5.	The shareholders approved, by advisory vote, of a frequency of future votes on executive compensation of one year. The voting was as follows:

One Year	Two Years	Three Years	Abstaining	Broker Non-Votes
28,545,637	38,025	8,161,743	121,753	2,195,214

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.1
Caleres, Inc. Incentive and Stock Compensation Plan of 2017, incorporated herein by reference to Exhibit A to the Company’s Proxy Statement filed with the Securities and Exchange Commission on Schedule 14A on April 14, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALERES, INC.

Date: May 25, 2017	By: /s/ Thomas C. Burke
Thomas C. Burke
Vice President, General Counsel and Secretary